EXHIBIT 1.1

Ford Credit Auto Lease Two LLC

Ford Credit Auto Lease Trust 20___-__

Underwriting Agreement

_____, 20__

[NAMES OF UNDERWRITERS],

each as an Underwriter

and as a Representative

of the other Underwriters

named in the Terms Annex

Ladies and Gentlemen:

1.              Introduction. Ford Credit Auto Lease Two LLC, a Delaware limited liability company (the "Depositor"), wholly owned by Ford Motor Credit Company LLC, a Delaware limited liability company ("Ford Credit"), proposes to sell the Class A-1, Class A-2[a], [Class A-2b,] Class A-3[,] [and] Class A-4[, Class B][,]/[and] [Class C] [and Class D] Notes (together, the "Offered Notes"[or the "Notes"]) described in the Terms Annex attached to this agreement (this agreement, including the Terms Annex, this "Agreement"). The Offered Notes will be registered with the Securities and Exchange Commission (the "Commission") and will be sold to the underwriters listed in the Terms Annex through the representatives (the "Representatives") signing this Agreement on behalf of themselves and the other underwriters (the Representatives and the other underwriters of the Offered Notes, the "Underwriters").

The Offered Notes will be issued by Ford Credit Auto Lease Trust 20__-__, a Delaware statutory trust (the "Trust"). The Trust will be governed by [an]/[a second] amended and restated trust agreement (the "Trust Agreement") to be entered into by the Depositor, __________________, as owner trustee (the "Owner Trustee") and __________________, as Delaware trustee. [Simultaneously with the issuance and sale of the Offered Notes as contemplated in this Agreement, the Trust will issue the [Class B Notes (the "Class B Notes")] [and]/[,] [Class C Notes (the "Class C Notes")] [and Class D Notes (the "Class D Notes"] and, collectively with the Offered Notes[,]/[and] [the Class B Notes] [and the Class C Notes], the "Notes"). The [Class B Notes][,]/[and] [Class C Notes]/[ and] [Class D] Notes will initially be retained by the Depositor.] The Notes will be issued under an indenture (the "Indenture") to be entered into by the Trust and __________________, as indenture trustee (the "Indenture Trustee"), and will be secured by (i) the 20__-___Exchange Note (the "Exchange Note") issued by CAB East LLC ("CAB East") and CAB West LLC ("CAB West" and, together with CAB East, the "Titling Companies"), as borrowers under a credit and security agreement (the "Credit and Security Agreement") among the Titling Companies, U.S. Bank National Association, as administrative agent (the "Administrative Agent"), HTD Leasing LLC, as collateral agent (the "Collateral Agent") and Ford Credit, as lender and as servicer, and a supplement to the Credit and Security Agreement (the "Exchange Note Supplement") to be entered into by the parties to the Credit and Security Agreement and (ii) other property of the Trust.

Ford Credit will sell the Exchange Note to the Depositor under an exchange note purchase agreement (the "Exchange Note Purchase Agreement") to be entered into by Ford Credit and the Depositor, and the Depositor will sell the Exchange Note to the Trust under an exchange note sale agreement (the "Exchange Note Sale Agreement") to be entered into by Ford Credit and the Trust. Ford Credit, as servicer (in this capacity, the "Servicer"), will service the leases and leased vehicles allocated to the Exchange Note (the "20__-_ Reference Pool") on behalf of the Trust under a servicing agreement (the

"Servicing Agreement") among the Servicer, the Titling Companies and the Collateral Agent, and a supplement to the Servicing Agreement (the "Servicing Supplement") to be entered into by the Servicer, the Titling Companies and the Collateral Agent. Ford Credit will also act as administrator (the "Administrator") for the Trust under an administration agreement (the "Administration Agreement") to be entered into by Ford Credit and the Trust.

The security interest granted to the Indenture Trustee in the Trust's bank accounts will be perfected under (a) an account control agreement (the "Account Control Agreement") to be entered into by the Trust, as grantor, the Indenture Trustee, as secured party, and ___________________, in its capacity as both a securities intermediary and a bank and (b) an account control agreement (the "Titling Company Account Control Agreement") to be entered into by the Titling Companies, as grantors, the Indenture Trustee, as secured party, and ___________________, in its capacity as both a securities intermediary and a bank.

The Trust will provide for the review of the leases allocated to the 20__-_ Reference Pool for compliance with the representations and warranties made about them in certain circumstances under an asset representations review agreement (the "Asset Representations Review Agreement") to be entered into by the Trust, Ford Credit, as servicer, and _____________, as asset representations reviewer (the "Asset Representations Reviewer").

The Trust Agreement, the Indenture, the Credit and Security Agreement, the Exchange Note Supplement, the Exchange Note Purchase Agreement, the Exchange Note Sale Agreement, the Servicing Agreement, the Servicing Supplement, the Administration Agreement, the Account Control Agreement, the Titling Company Account Control Agreement and the Asset Representations Review Agreement are collectively referred to as the "Basic Documents." The Basic Documents and this Agreement are collectively referred to as the "Transaction Documents."

The Depositor prepared and filed with the Commission according to the Securities Act of 1933 (together with the rules and regulations of the Commission under the Securities Act of 1933, the "Securities Act") a registration statement on Form SF-3 (Registration No. 333-________), including a form of prospectus and all amendments that are required as of the date of this Agreement for the offering of notes from time to time according to Rule 415 under the Securities Act, which was declared effective by the Commission on ______, 20__ (as amended at the time of effectiveness and including all documents incorporated by reference at the time of effectiveness, the "Registration Statement").

The Depositor also prepared and filed with the Commission according to Rule 424(h) under the Securities Act ("Rule 424(h)"), [(a)] at least three business days before the Time of Sale (as defined below), a preliminary prospectus relating to the Offered Notes as described in the Terms Annex under "Time of Sale Information" [and (b) at least 48 hours before the Time of Sale, a supplement to the preliminary prospectus (the "Supplement") as described in the Terms Annex under "Time of Sale Information"] (as amended or supplemented and including all documents incorporated by reference in the preliminary prospectus, [together,] the "Preliminary Prospectus").

At or before the time that the Representatives first entered into "contracts of sale" (within the meaning of Rule 159 under the Securities Act, the "Contracts of Sale") with investors in the Offered Notes, which time will be stated in the Terms Annex and will not be before the date of this Agreement (the "Time of Sale"), the Depositor prepared the Preliminary Prospectus and the other information (including any "free writing prospectus," as defined in Rule 405 under the Securities Act (a "Free Writing Prospectus")) listed in the Terms Annex under "Time of Sale Information" (collectively, the "Time of Sale Information"). If, after the initial Time of Sale, the Depositor and the Representatives determine that the original Time of Sale Information included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and the Representatives advise the Depositor that investors in the Offered Notes have elected to terminate their initial Contracts of Sale and enter into new Contracts of Sale, then the "Time of Sale" will refer to the time of entry into the first new Contract of Sale and the "Time of Sale Information" will refer to the information available to purchasers at least 48 hours prior to the time of entry (prior to the Closing Date) into the first new Contract of Sale, including any information that corrects the material misstatements or omissions (the new information, the "Corrective Information") and the Terms Annex will be deemed to be amended to include the Corrective Information in the Time of Sale Information. However, for the purposes of Section 7, if an investor elects not to terminate its initial Contract of Sale and enter into a new Contract of Sale, "Time of Sale" will refer to the time of entry into the initial Contract of Sale and "Time of Sale Information" for Offered Notes to be purchased by that investor will refer to information available to that investor at the time of entry into the initial Contract of Sale.

The Depositor will prepare and file with the Commission according to Rule 424(b) under the Securities Act ("Rule 424(b)"), within two business days after the date of this Agreement, a final prospectus relating to the Offered Notes (as amended or supplemented and including all documents incorporated by reference in the prospectus, the "Prospectus").

2.              Purchase, Sale and Delivery of Offered Notes. On the Closing Date, on the basis of the representations, warranties and agreements in this Agreement, but subject to the terms and conditions in this Agreement, the Depositor will sell to the Underwriters, and the Underwriters will, severally and not jointly, purchase from the Depositor, the principal amounts of the Offered Notes listed opposite the Underwriters' names in the Terms Annex for the purchase prices stated in the Terms Annex.

Payment for the Offered Notes will be made to the Depositor or to its order by wire transfer at 10:00 a.m., New York City time, on the closing date stated in the Terms Annex (the "Closing Date") or at another time not later than seven business days after that date as the Representatives and the Depositor may agree.

Payment for the Offered Notes will be made against delivery of the Offered Notes to the Representatives, for the account of the Underwriters, at the office of Katten Muchin Rosenman LLP, New York, New York, on the Closing Date. Each of the Offered Notes will initially be represented by one or more notes registered in the name of Cede & Co., the nominee of The Depository Trust Company. The interests of beneficial owners of the Offered Notes will be represented by book entries on the records of The Depository Trust Company and its participating members.

3.              Depositor's Representations and Warranties. The Depositor (and, for Sections 3(p) through (r) only, Ford Credit) represents and warrants to and agrees with the Underwriters that, as of the date of this Agreement:

(a)            Registration Statement Effective; Satisfaction of Conditions. The Registration Statement has been declared effective by the Commission under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose has been started or, to the knowledge of the Depositor, threatened, by the Commission. At the Time of Sale, the Registration Statement and the Preliminary Prospectus complied, and as of its date and as of the Closing Date, the Prospectus will comply, in all material respects with the Securities Act. The conditions to the use by the Depositor of a registration statement on Form SF-3 under the Securities Act, as stated in the Eligibility Requirements in the General Instructions to Form SF-3, have been satisfied as of the date of this Agreement and will be satisfied as of the Closing Date. The conditions to the offering of the Offered Notes under a registration statement on Form SF-3 under the Securities Act, as stated in the

Transaction Requirements in the General Instructions to Form SF-3, will be satisfied as of the Closing Date. The Depositor has paid the registration fee for the Offered Notes according to Rule 456 of the Securities Act.

(b)            Filing of Preliminary Prospectus. The Depositor filed with the Commission according to Rule 424(h) [(i)] the Preliminary Prospectus [(excluding the Supplement)], at least three business days before the Time of Sale [and (ii) the Supplement, at least 48 hours before the Time of Sale]. [The Supplement clearly delineates what material information has changed and how the information has changed from the Preliminary Prospectus (excluding the Supplement).]

(c)            Trust Free Writing Prospectus. Other than the Preliminary Prospectus and the Prospectus, the Depositor (including its agents and representatives other than the Underwriters in their capacity as such) has not prepared or authorized, and will not prepare or authorize, any "written communication" (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Offered Notes other than the documents, if any, listed as a Trust Free Writing Prospectus (each, a "Trust Free Writing Prospectus") under "Time of Sale Information" in the Terms Annex. Each Trust Free Writing Prospectus complied in all material respects with the Securities Act at the Time of Sale and has been filed according to Section 5 (to the extent required by Rule 433 under the Securities Act ("Rule 433")).

(d)            No Material Misstatement or Omission. The (i) Registration Statement did not, at the time the Registration Statement became effective or as of the Time of Sale, and will not, on the Closing Date, (ii) Time of Sale Information did not, as of its date and at the Time of Sale, and will not, on the Closing Date, and (iii) Prospectus will not, as of its date and on the Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that, in each case, the Depositor makes no representation or warranty about any statements or omissions made in reliance on and in conformity with information delivered to the Depositor by any Underwriter through the Representatives for use in such documents. However, if after the Time of Sale but before or on the Closing Date, the Depositor and the Representatives determine that the Time of Sale Information included an untrue statement of material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, for purposes of this paragraph, Time of Sale Information will, subject to Section 1, include any Corrective Information delivered to the Representatives or the Underwriters by the Depositor according to Section 4(c).

(e)            Documents Incorporated by Reference. The documents incorporated by reference in the Registration Statement or the Preliminary Prospectus, when they were filed with the Commission, complied in all material respects to the requirements of the Securities Act or the Securities Exchange Act of 1934 (together with the rules and regulations of the Commission under the Securities Exchange Act of 1934, the "Exchange Act"), as applicable, and any other documents filed and incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus, when the documents are filed with the Commission, will comply in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable.

(f)            Organization and Qualification. The Depositor is duly organized and validly existing as a limited liability company in good standing under the laws of the State of Delaware. The Depositor is qualified as a foreign limited liability company in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its properties or the conduct of its activities requires the qualification, license or approval, unless the failure to obtain the qualifications, licenses or approvals would not reasonably be expected to have a material adverse effect on the Depositor's ability to perform its obligations under the Transaction Documents to which it is a party.

(g)            Power, Authority and Enforceability. The Depositor has the power and authority to execute, deliver and perform its obligations under each of the Transaction Documents to which it is a party. The Depositor has authorized the execution, delivery and performance of this Agreement and on the Closing Date, the other Transaction Documents to which the Depositor will be a party will have been authorized, executed and delivered by the Depositor. Each of the Transaction Documents to which the Depositor is or will be a party is the legal, valid and binding obligation of the Depositor enforceable against the Depositor, except as may be limited by insolvency, bankruptcy, reorganization or other laws relating to the enforcement of creditors' rights or by general equitable principles.

(h)            No Conflicts and No Violation. The completion of the transactions under the Transaction Documents to which the Depositor is a party and the performance of its obligations under such documents will not (i) conflict with, or be a breach or default under, any indenture, mortgage, deed of trust, loan agreement, guarantee or similar document under which the Depositor is a debtor or guarantor, (ii) result in the creation or imposition of a lien on the Depositor's properties or assets under any indenture, mortgage, deed of trust, loan agreement, guarantee or similar document (other than the Exchange Note Sale Agreement), (iii) violate the Depositor's certificate of formation or limited liability company agreement or (iv) violate a law or, to the Depositor's knowledge, an order, rule or regulation of a federal or state court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties that applies to the Depositor, which, in each case, would reasonably be expected to have a material adverse effect on the Depositor's ability to perform its obligations under the Transaction Documents to which it is a party.

(i)             Conformity of Transaction Documents. The Transaction Documents will conform to their descriptions in the Prospectus in all material respects.

(j)             Enforceability of Notes. On the Closing Date, the Notes will have been executed, issued and delivered, and when authenticated by the Indenture Trustee and paid for by the Underwriters according to this Agreement [(or retained by the Depositor)], will be the valid and binding obligations of the Trust entitled to the benefits of the Indenture.

(k)            Representations and Warranties in Basic Documents. The Depositor's representations and warranties in the Basic Documents to which it is or will be a party will be true and correct in all material respects as of the date stated.

(l)             Ineligible Issuer. The Depositor is not, and on the date on which the first bona fide offer of the Offered Notes was made was not, an "ineligible issuer," as defined in Rule 405 under the Securities Act.

(m)           Trust Indenture Act. When the Indenture is executed by all of the parties to the Indenture, it will comply in all material respects with the Trust Indenture Act of 1939 (the "TIA"), and at all times after that date will be qualified under the TIA.

(n)            Investment Company Act. None of the Titling Companies, the Depositor or the Trust is required to be registered as an "investment company" under the Investment Company Act of 1940. In making this determination for the Trust, the Trust is relying on the exemption in [Rule 3a-7] of the Investment Company Act of 1940, although other exclusions or exemptions may also be available to the Trust.

(o)            Volcker Rule. The Trust is not a "covered fund" under the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, commonly known as the "Volcker Rule."

(p)            Compliance with Rule 17g-5. Ford Credit has executed and delivered a written representation to each Rating Agency (as defined in the Terms Annex) that it will take the actions stated in paragraphs (a)(3)(iii)(A) through (E) of Rule 17g-5 under the Exchange Act ("Rule 17g-5") for the Notes, and it has complied with each representation, other than any breach of the representations resulting from a breach by any Underwriter of the representations, warranties and agreements in Section 5(m) or (n).

(q)            Compliance with Rule 15Ga-2. Neither Ford Credit nor the Depositor has employed any person to provide third-party "due diligence services" (as defined in Rule 17g-10 under the Exchange Act) relating to the Offered Notes or obtained a "third-party due diligence report" (as defined in Rule 15Ga-2 under the Exchange Act ("Rule 15Ga-2")), except as described in the third-party due diligence report obtained by the Depositor identified in the Terms Annex. The Depositor has complied with Rule 15Ga-2 for the Offered Notes, including by furnishing a Form ABS-15G (the "Form ABS-15G") containing the "third-party due diligence report" identified in the Terms Annex to the Commission to the extent required by Rule 15Ga-2.

(r)            Regulation RR Risk Retention. Ford Credit, as Sponsor, has complied, and on the Closing Date will comply, with all requirements imposed on the "sponsor of a securitization transaction" according to Regulation RR under the Exchange Act (17 C.F.R. §246.1, et seq.) ("Regulation RR") in the manner described in the Preliminary Prospectus under the heading "Credit Risk Retention." [Ford Credit determined the fair value of the residual interest disclosed in the Preliminary Prospectus under the heading "Credit Risk Retention," and will determine the fair value of the residual interest on the Closing Date as required by Rule 4(c)(1)(ii) of Regulation RR, based on its own valuation methodology, inputs and assumptions and is solely responsible for them.]

4.              Depositor's Agreements. The Depositor (and, for Sections 4(h) and (k) only, Ford Credit) agrees with the Underwriters:

(a)            Preparation of Prospectus. Immediately following the execution of this Agreement, the Depositor will prepare the Prospectus, which will contain the information from the Terms Annex and any other information as the Depositor determines to be appropriate or advisable.

(b)            Filing of Prospectus and any Trust Free Writing Prospectus. The Depositor will transmit the Prospectus by a means reasonably calculated to result in a timely filing with the Commission according to Rule 424(b) under the Securities Act and, subject to Section 5 and to the extent required by Rule 433, will file any Trust Free Writing Prospectus with the Commission by a means reasonably calculated to result in a timely filing.

(c)            Delivery of Proposed Amendment or Supplement. On or before the Closing Date, the Depositor will deliver to the Representatives any proposed amendment or supplement to the Registration Statement, the Time of Sale Information or the Prospectus and give the Representatives reasonable opportunity to review the amendment or supplement before it is filed, and will deliver any final Corrective Information to the Representatives or the Underwriters before the new Time of Sale to allow the Underwriters to deliver the final Corrective Information to each investor at least 48 hours before the new Time of Sale.

(d)            Notice to Representatives. On or before the Closing Date, the Depositor will notify the Representatives promptly (i) when any amendment to the Registration Statement or supplement to the Prospectus is filed or becomes effective, (ii) of any request by the Commission for any amendment to the Registration Statement or supplement to the Prospectus, (iii) of any stop order issued by the Commission suspending the effectiveness of the Registration Statement or the initiation or threat of any proceeding for that purpose and (iv) of the receipt of any notice regarding a suspension of the qualification of the Offered Notes for offer and sale in any jurisdiction or the initiation or threat of any proceeding for that purpose. The Depositor will use commercially reasonable efforts to prevent the issuance of any stop order or notice and, if issued, will use commercially reasonable efforts to obtain its withdrawal.

(e)            Blue Sky Compliance. The Depositor will arrange to qualify the Offered Notes for offer and sale under the securities or "blue sky" laws of any states the Representatives may reasonably request and to continue the qualifications in effect so long as necessary under those laws for the distribution of the Offered Notes. However, the Depositor will not be required to qualify as a foreign limited liability company to do business or to file a general consent to service of process in any jurisdiction, and the expense of maintaining any qualification more than one year from the Closing Date will be at the Representatives' expense.

(f)             Delivery of Prospectus. The Depositor will deliver to the Underwriters a reasonable number of copies (including an electronic copy) of the Prospectus prior to the Closing Date. If the Representatives notify the Depositor that delivery of a prospectus is required by law in connection with sales of any Offered Notes in the six-month period following the Closing Date, and either (i) an event has occurred that causes the Prospectus to contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) for any other reason it is necessary during that period to supplement the Prospectus to comply with applicable law, the Depositor agrees to notify the Representatives and to prepare and deliver to the Representatives, as the Representatives may reasonably request, a supplement to the Prospectus that will correct the statement or omission or result in compliance with applicable law. If an Underwriter is required by law to deliver a prospectus or other offering document in connection with sales of any Offered Notes at any time six months or more after the Closing Date, the Representatives will notify the Depositor and inquire if either clause (i) or (ii) above is applicable and, if so, on the Representatives' request, but at the expense of that Underwriter, the Depositor will prepare and deliver to that Underwriter as many copies as the Representatives may reasonably request of a supplemented prospectus or offering document complying with the Securities Act.

(g)            Earnings Statement. The Depositor will make generally available to noteholders as soon as practicable, but no later than eighteen months after the Closing Date, an earnings statement for the Trust complying with Rule 158 under the Securities Act and covering a period of at least twelve consecutive months beginning after the Closing Date, which may be satisfied by posting the monthly investor report for the Trust on a publicly available website.

(h)            Payment of Fees and Expenses. The Depositor and Ford Credit will pay or cause to be paid, jointly and severally, the following amounts: (i) the Commission's registration fees for the Offered Notes; (ii) all fees of the Rating Agencies rating the Notes; (iii) all fees and expenses of the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer; (iv) all fees and expenses of counsel to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer; (v) all fees and expenses of the independent accountants relating to the letters referred to in Sections 6(d) and (e); (vi) all fees and expenses of accountants incurred in connection with the delivery of any accountants' or auditors' reports required by the Indenture or the Servicing Supplement; (vii) all expenses for printing and producing any final prospectuses delivered to investors (including any supplements required within six months from the Closing Date under Section 4(f)) for the Offered Notes and the Registration

Statement; and (viii) any other fees and expenses incurred in the performance of their obligations under this Agreement.

(i)             Delivery of Reports. From the date of this Agreement until the payment in full of the Offered Notes, or until such time as the Representatives notify the Depositor that the Underwriters have ceased to maintain a secondary market in the Offered Notes, whichever occurs first, the Depositor will deliver to the Representatives on request, if not otherwise available from any publicly available source, copies of: (i) the annual statement of compliance, the Servicer's report on its assessment of compliance with the minimum servicing criteria and the related attestation report delivered under Article VI of the Servicing Supplement, (ii) each certificate and the annual statements of compliance delivered to the Indenture Trustee under Article III of the Indenture, (iii) any material amendment to any Basic Document and (iv) each monthly investor report for the Trust.

(j)             Cooperation with Rating Agencies. If the ratings assigned to the Offered Notes by the Rating Agencies are conditional on the delivering of documents or the taking of any other actions by the Depositor, the Depositor will deliver those documents and take those actions.

(k)            Compliance with Rule 17g-5. The Depositor and Ford Credit will comply with the representation made by Ford Credit to each Rating Agency for the Notes under paragraph (a)(3)(iii)(A) through (E) of Rule 17g-5, other than any breach of the representations resulting from a breach by any Underwriter of the representations, warranties and agreements in Section 5(m) or (n).

5.              Agreements Regarding Offering of Notes.

(a)            Public Offering. The Depositor understands that the Underwriters intend to offer the Offered Notes for sale to the public (which may include selected dealers) on the terms stated in the Preliminary Prospectus, the Time of Sale Information and the Prospectus.

(b)            Time of Sale; Delivery of Time of Sale Information. Each Underwriter, severally and not jointly, represents and agrees that (i) it did not enter into any Contract of Sale for any Offered Notes prior to the Time of Sale, (ii) if any Corrective Information is delivered by the Depositor under Section 4(c), it will not enter into any new Contract of Sale for any Offered Notes until at least 48 hours after the new Time of Sale Information, including the Corrective Information, has been delivered to the related investor and (iii) it will, at any time that such Underwriter is acting as an "underwriter" (as defined in Section 2(a)(11) of the Securities Act) for the Offered Notes, deliver the Time of Sale Information to each investor to whom Offered Notes are sold by it during the period prior to the filing of the Prospectus according to Rule 424(b) (as notified to the Underwriters by the Depositor), at or prior to the applicable time of entry into the Contract of Sale for that investor.

(c)            No Other Written Communications. Unless preceded or accompanied by a prospectus satisfying the requirements of Section 10(a) of the Securities Act, no Underwriter will publish, transmit or deliver any written communication to any person in connection with the initial offering of the Offered Notes unless the written communication (i) is made in reliance on Rule 134 under the Securities Act, (ii) is a prospectus satisfying the requirements of Rule 430D under the Securities Act or (iii) is a Free Writing Prospectus.

(d)            Underwriter Free Writing Prospectuses. Each Underwriter, severally and not jointly, represents and agrees with the Depositor and Ford Credit that (i) it has not and will not prepare or use any Free Writing Prospectus (any Free Writing Prospectus prepared by or on behalf of the Underwriter, an "Underwriter Free Writing Prospectus") that contains any information other than (A) information included in the Preliminary Prospectus or to be included in the Prospectus ("Trust Information") or (B)

expected pricing parameters for the Offered Notes and status of subscriptions or allocations for the Offered Notes, unless otherwise agreed to by the Depositor, (ii) it will discuss with the Depositor and Ford Credit the information to be included, prior to its first use, in any Underwriter Free Writing Prospectus that includes pricing-related information (including class size, coupons or spread and price on Bloomberg screens) unless the pricing-related information was in an Underwriter Free Writing Prospectus previously discussed with the Depositor, and (iii) it will not use any "ABS informational and computational material," as defined in Item 1101(a) of Regulation AB under the Securities Act in reliance on Rules 167 and 426 under the Securities Act. Each Underwriter will deliver to the Depositor any Underwriter Free Writing Prospectus required to be filed with the Commission (other than an Underwriter Free Writing Prospectus referred to in Section 5(i)) on the business day prior to its first use (except as otherwise agreed by the Depositor), except that the Representatives agree to deliver an Underwriter Free Writing Prospectus with all final pricing information as soon as practicable on the day the Offered Notes are priced.

(e)            Trust Free Writing Prospectuses. The Depositor represents and agrees with the Underwriters that it has not prepared any Free Writing Prospectuses other than any Trust Free Writing Prospectus listed in the Terms Annex under "Time of Sale Information."

(f)             No Material Misstatements or Omissions. Each Underwriter, severally and not jointly, represents and agrees with the Depositor and Ford Credit that each Underwriter Free Writing Prospectus prepared or used by that Underwriter, if any, when read together with the Preliminary Prospectus and any Trust Free Writing Prospectus, will not, as of the date the Underwriter Free Writing Prospectus was published, transmitted or delivered to any prospective purchaser of Offered Notes, include any untrue statement of a material fact or omit a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the Underwriter makes no representation to the extent the misstatements or omissions were the result of any inaccurate Trust Information delivered by the Depositor or Ford Credit to the Representatives or the Underwriter, which information was not corrected by Corrective Information subsequently delivered by the Depositor or Ford Credit to the Representatives or the Underwriter prior to the Time of Sale.

(g)            Free Writing Prospectus Legend. The Depositor and each Underwriter, severally and not jointly, agree that any Free Writing Prospectuses prepared by it will contain substantially the following legend:

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free at ___________.

(h)            SEC Filings. The Depositor agrees to file with the Commission when required under the Securities Act the following:

(i)             the Prospectus;

(ii)            the certifications and Transaction Documents necessary to satisfy the conditions for the offering of the Offered Notes under Form SF-3, as stated in the General Instructions to Form SF-3;

(iii)           each Trust Free Writing Prospectus required to be filed according to Rule 433(d);

(iv)           any Underwriter Free Writing Prospectus included in the "Time of Sale Information" in the Terms Annex and any other Underwriter Free Writing Prospectus required to be filed according to Rule 433(d) (other than an Underwriter Free Writing Prospectus required to be filed according to Rule 433(d)(1)(ii)), as long as the Underwriter Free Writing Prospectus was delivered to the Depositor reasonably in advance of the time required to be filed according to Rule 433(d); and

(v)            any Free Writing Prospectus for which the Depositor or any person acting on its behalf delivered, authorized and approved information that is prepared and published, transmitted or delivered by a person unaffiliated with the Depositor or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating communications.

(i)             Filing of Underwriter Free Writing Prospectuses. Subject to Section 5(h)(iv), each Underwriter, severally and not jointly, agrees to file with the Commission any Underwriter Free Writing Prospectus prepared by it when required to be filed according to Rule 433(d)(1)(ii) and, on request, deliver a copy to the Depositor and Ford Credit.

(j)             Free Writing Prospectuses Not Required to be Filed. Notwithstanding the provisions of Sections 5(h) and (i), neither the Depositor nor any Underwriter will be required to file any Free Writing Prospectus that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission.

(k)            Retention of Free Writing Prospectuses. The Depositor and each Underwriter, severally and not jointly, agree to retain all Free Writing Prospectuses that they have used and that are not filed with the Commission according to Rule 433.

(l)             Final Prospectus. Each Underwriter, severally and not jointly, agrees with the Depositor and the Trust that after the Prospectus is made available to the Underwriter, it will not distribute any written information in connection with the offering of the Offered Notes during the ninety-day period (or any longer period required by law) following the Closing Date to a prospective purchaser of Offered Notes unless the information is preceded or accompanied by the Prospectus.

(m)          No Rating Agency Information. Each Underwriter, severally and not jointly, (i) represents to Ford Credit, the Depositor and the Trust that it has not provided, as of the date of this Agreement, and agrees with Ford Credit, the Depositor and the Trust that it will not provide, on or prior to the Closing Date, to any Rating Agency or other "nationally recognized statistical rating organization" (within the meaning of the Exchange Act), any information, written or oral, relating to the Trust, the Notes, the 20__-_ Reference Pool, the transactions contemplated by this Agreement or the other Basic Documents or any other information, that could be reasonably determined to be relevant to determining an initial credit rating for the Offered Notes (as contemplated by Rule 17g-5(a)(3)(iii)(C)), without the prior consent of Ford Credit, the Depositor or the Administrator and (ii) agrees with Ford Credit, the Depositor and the Trust that it will not provide to any Rating Agency or other "nationally recognized statistical rating organization" (within the meaning of the Exchange Act), any information, written or oral, relating to the Trust, the Notes, the 20__-_ Reference Pool, the transactions contemplated by this Agreement or the other Basic Documents or any other information, that could be reasonably determined to be relevant to undertaking credit rating surveillance for the Offered Notes (as contemplated by Rule 17g-5(a)(3)(iii)(D)), without the prior consent of Ford Credit, the Depositor or the Administrator.

(n)            No Due Diligence Services. Each Underwriter, severally and not jointly, represents and agrees that it has not employed any person to provide third-party "due diligence services" (as defined in Rule 17g-10 under the Exchange Act) relating to the Offered Notes or obtained a "third-party due diligence report" (as defined in Rule 15Ga-2 under the Exchange Act) relating to the Offered Notes.

(o)            Sales in the United States. Each Underwriter, severally and not jointly, represents and agrees with Ford Credit and the Depositor that sales of Offered Notes in the United States or to U.S. persons will only be made by it either directly as a broker-dealer registered with the Commission or through a broker-dealer registered with the Commission.

(p)            Underwriters' Fees and Expenses. The Underwriters will pay the following fees and expenses: (i) all fees and expenses, including fees and expenses of counsel, in connection with any state securities or "blue sky" law qualifications or legal investment surveys for the Offered Notes; and (ii) all fees and expenses of counsel to the Underwriters. Except as stated in Sections 4(h) and 9, the Underwriters will pay all their own fees and expenses in connection with any offers of the Offered Notes.

(q)            United Kingdom. Each Underwriter severally, but not jointly, represents and agrees that:

(i)             it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Offered Notes to any retail investor in the United Kingdom (the "UK");

(ii)            it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (as amended), or the "FSMA") received by it in connection with the issue or sale of any Offered Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Trust or the Depositor;

(iii)           it has complied and will comply with all applicable provisions of the FSMA for anything done by it in relation to any Offered Notes in, from or otherwise involving the UK;

(iv)           for the purposes of this provision, the expression "retail investor" means a person who is one (or more) of the following:

(A)	a retail client, as defined in point (8) of Article 2 of Commission Delegated Regulation (EU) No 2017/565, as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the "EUWA"), or

(B)	a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97 (as amended, the "Insurance Distribution Directive"), where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014, as it forms part of UK domestic law by virtue of the EUWA, or

(C)	not a "qualified investor" as defined in Article 2 of Regulation (EU) 2017/1129 (as amended, the "Prospectus Regulation"), as it forms part of UK domestic law by virtue of the EUWA; and

(v)            for the purposes of this provision, the expression "offer" includes the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Offered Notes.

(r)            European Economic Area. Each Underwriter severally, but not jointly, represents and agrees that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Offered Notes which are the subject of the Prospectus to any "retail investor" in the European Economic Area. For the purposes of this provision:

(i)             the expression "retail investor" means a person who is one (or more) of the following:

(A)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, "MiFID II"), or

(B)	a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II, or

(C)	not a "qualified investor" as defined in the Prospectus Regulation, and

(ii)            the expression "offer" includes the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Notes so as to enable an investor to decide to purchase or subscribe for the Offered Notes.

6.              Conditions to Underwriters' Obligations. The obligations of the Underwriters to purchase and pay for the Offered Notes will be subject to the following conditions:

(a)            Registration Compliance; No Stop Order. The Prospectus and each Trust Free Writing Prospectus will have been timely filed with the Commission under the Securities Act (in the case of a Trust Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and according to Section 4(b); and, as of the Closing Date, no stop order will have been issued suspending the effectiveness of the Registration Statement or any post-effective amendment, and no proceedings for that purpose will be pending before or, to the knowledge of the Depositor, threatened, by the Commission.

(b)            No Material Adverse Change. Since the date of the Preliminary Prospectus there has not occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting particularly (i) the business or assets of the Depositor, or any material adverse change in the financial position or results of operations of the Depositor or (ii) the business or assets of Ford Credit and its subsidiaries considered as a whole, or any material adverse change in the financial position or results of operations of Ford Credit and its subsidiaries considered as a whole, other than as disclosed in the Prospectus, which in any case makes it impracticable or inadvisable in the Representatives' reasonable judgment to proceed with the public offering or the delivery of the Offered Notes on the terms described in the Prospectus.

(c)            War Out; Market Out. After the execution and delivery of this Agreement:

(i)            there will not have occurred a declaration of a general moratorium on commercial banking activities by either the Federal or New York State authorities or a material disruption in the securities settlement or clearance systems in the United States, which moratorium or disruption remains in effect and which, in the Representatives' reasonable judgment, substantially impairs the Underwriters' ability to settle the sale of the Offered Notes. In making this judgment the Representatives will take into account the availability of alternative means for settlement and the likely duration of the moratorium or disruption. If the Commission or, for a banking moratorium, the Board of Governors of the Federal Reserve System or New York State banking authority, as applicable, has stated on or before the Closing Date that the resumption of the systems will occur within three business days of the scheduled Closing Date for the Offered Notes, the ability to settle the sale of the Offered Notes will not be deemed to be substantially impaired;

(ii)            the United States will not have become engaged in hostilities which have resulted in the declaration of a national emergency or a declaration of war, which makes it impracticable or inadvisable, in the Representatives' reasonable judgment, to proceed with the public offering or the delivery of the Offered Notes on the terms described in the Prospectus; and

(iii)           there will not have occurred (A) any suspension or limitation on trading in securities generally on the New York Stock Exchange or the National Association of Securities Dealers National Market system, or any setting of minimum prices for trading on that exchange or market system, (B) any suspension of trading of any securities of Ford Motor Company on any exchange or in the over-the-counter market, (C) any material outbreak or material escalation of hostilities involving the engagement of armed conflict in which the United States is involved or (D) any material adverse change in the general economic, political, legal, tax, regulatory or financial conditions or currency exchange rates in the United States (whether resulting from events within or outside the United States) which has caused a substantial deterioration in the price and/or value of the Offered Notes, which in the mutual reasonable determination of the Representatives and Ford Credit makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Offered Notes on the terms described in the Prospectus.

(d)            Accountant's Report about 20__-_ Reference Pool. On or before the Time of Sale, a nationally recognized accounting firm, who are independent accountants reasonably satisfactory to the Representatives, will have delivered to the Representatives a report, reasonably satisfactory to the Representatives, about procedures performed on a sample of the leases in the 20__-_ Reference Pool, but only if each Representative has executed an acknowledgment letter for the accountant's letter.

(e)            Accountant's Report about Preliminary Prospectus and Prospectus. On or before the Time of Sale and on or before the Closing Date, a nationally recognized accounting firm, who are independent accountants reasonably satisfactory to the Representatives, will have delivered to the Representatives a report, reasonably satisfactory to the Representatives, about information in the Preliminary Prospectus and the Prospectus, respectively, but only if each Representative has executed an acknowledgment letter for the accountant's letter.

(f)            Ford Credit Officer's Certificate about Transaction Documents. The Representatives will have received an officer's certificate, dated the Closing Date, signed by the President, an Executive Vice President, a Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of Ford Credit, stating that the representations and warranties of Ford Credit in this Agreement, the Credit and Security Agreement, the Exchange Note Supplement, the Exchange Note Purchase Agreement, the Servicing Agreement and the Servicing Supplement are true and correct in all material respects and that Ford Credit has complied with all agreements and satisfied all conditions to be performed by it or satisfied by it under those agreements in all material respects.

(g)            Depositor Officer's Certificate about Transaction Documents. The Representatives will have received an officer's certificate, dated the Closing Date, signed by the President, an Executive Vice President, a Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Depositor stating that the representations and warranties of the Depositor in this Agreement, the Trust Agreement, the Exchange Note Purchase Agreement and the Exchange Note Sale Agreement are true and correct in all material respects and that the Depositor has complied with all agreements and satisfied all conditions to be performed by it or satisfied by it under those agreements in all material respects.

(h)            Legal Opinions and Letters. Each of the following counsel (or other counsel satisfactory to the Representatives) will have delivered to the Representatives the related opinion or letter, dated the Closing Date, each of which will be reasonably satisfactory to the Representatives.

(i)             In-house Opinion. ___________, [the][an]___________ of Ford Credit[, [and] [the][an] ___________, of the Depositor][, and [the][an] ___________ of Ford Motor Company (the ultimate parent company of Ford Credit)], will have delivered [his/her] written opinion about certain corporate matters relating to Ford Credit, the Depositor and the Titling Companies.

(ii)            Corporate and Securities Law Opinion. Katten Muchin Rosenman LLP, special counsel to the Depositor and Ford Credit, will have delivered their written opinion about certain corporate and securities law matters relating to Ford Credit, the Depositor, the Titling Companies and the Trust.

(iii)           Bankruptcy Opinion. Katten Muchin Rosenman LLP, special counsel to the Depositor and Ford Credit, will have delivered their written opinion about certain bankruptcy law matters.

(iv)           Security Interest Opinion. Katten Muchin Rosenman LLP, special counsel to the Depositor and Ford Credit, will have delivered their written opinion about certain security interest matters.

(v)            Tax Opinion. Katten Muchin Rosenman LLP, special tax counsel to the Depositor and Ford Credit, will have delivered their written opinion about certain federal tax matters.

(vi)           ERISA Opinion. Katten Muchin Rosenman LLP, special counsel to the Depositor and Ford Credit, will have delivered their written opinion about certain ERISA controlled group matters.

(vii)          PBGC Opinion. Katten Muchin Rosenman LLP, special counsel to the Depositor and Ford Credit, will have delivered their written opinion about certain Pension Benefit Guaranty Corporation lien matters.

(viii)         Negative Assurance Letter. Katten Muchin Rosenman LLP, special counsel to the Depositor and Ford Credit, will have delivered a negative assurance letter about the Registration Statement, the Preliminary Prospectus, the Time of Sale Information and the Prospectus.

(ix)           Underwriters Counsel Negative Assurance Letter. ________________, counsel to the Underwriters, will have delivered a negative assurance letter about the Preliminary Prospectus and the Prospectus.

(x)            Owner Trustee Opinion. ________________, counsel to the Owner Trustee, will have delivered their written opinion about certain corporate matters relating to the Owner Trustee.

(xi)           Delaware Trust Opinion. ________________, counsel to the Trust, will have delivered their written opinion about certain corporate matters relating to the Trust.

(xii)          Indenture Trustee Opinion. ________________, counsel to the Indenture Trustee, will have delivered their written opinion about certain corporate matters relating to the Indenture Trustee.

(xiii)         Collateral Agent Opinion. ________________, counsel to the Collateral Agent, will have delivered their written opinion about certain corporate matters relating to the Collateral Agent.

(xiv)         Administrative Agent Opinion. ________________, counsel to the Administrative Agent, will have delivered their written opinion about certain corporate matters relating to the Administrative Agent.

(xv)          Asset Representations Reviewer Opinion. ___________, ___________, of __________, will have delivered [his/her] written opinion about certain corporate matters relating to the Asset Representations Reviewer.

(i)             Ratings Letters. The Depositor will have received ratings letters from the Rating Agencies that assign the ratings to the Offered Notes at least as high as the ratings stated in the Terms Annex.

(j)             Transaction Documents. Each Transaction Document will have been executed and delivered by the parties to the Transaction Document.

(k)            Issuance and Payment for Notes. At the Closing Date, the Notes will have been validly issued by the Trust and paid for by the Depositor.

7.              Indemnification and Contribution.

(a)            Indemnification by Ford Credit and Depositor. Each of Ford Credit and the Depositor, jointly and severally, will indemnify and hold each Underwriter harmless against any losses, claims, damages or liabilities, joint or several, to which that Underwriter may become subject, under the Securities Act or otherwise, to the extent those losses, claims, damages or liabilities arise out of or are based on any untrue statement or alleged untrue statement of a material fact in the Registration Statement, the Prospectus, the Preliminary Prospectus, or any amendment or supplement to any such document, or any other Time of Sale Information (considered together with the Preliminary Prospectus) or in the Form ABS-15G (considered together with the Time of Sale Information) or an omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by it in investigating or defending any claim. However, (i) neither Ford Credit nor the Depositor will be liable to the extent that any loss, claim, damage or liability arises out of or is based on an untrue statement or alleged untrue statement in or omission or alleged omission from any such document in reliance on and in conformity with written information delivered to Ford Credit or the Depositor by any Underwriter through the Representatives specifically for use in such document and (ii) neither Ford Credit nor the Depositor will be liable to any Underwriter or any person controlling any Underwriter under the indemnification provided for in this subsection (a) with respect to any such document to the extent that the loss, claim, damage or liability results from the fact that the Underwriter, at or prior to the entry into the related Contract of Sale, failed to send or give to any person to whom it sold the Offered Notes a copy of the Preliminary Prospectus, the Time of Sale Information or the Prospectus, whichever is more recent, if the Depositor has before the entry into the Contract of Sale delivered copies of such documents to the Underwriter.

The indemnification in this subsection (a) will be in addition to any liability which Ford Credit and/or the Depositor may otherwise have and will extend, on the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act.

(b)            Indemnification by Underwriters. Each Underwriter, severally and not jointly, will indemnify and hold harmless Ford Credit and the Depositor against any losses, claims, damages or liabilities to which Ford Credit or the Depositor may become subject, under the Securities Act or otherwise, to the extent those losses, claims, damages or liabilities (i) arise out of or are based on any untrue statement or alleged untrue statement of a material fact (A) in the Registration Statement, the Prospectus, the Preliminary Prospectus, or any amendment or supplement to any such document, or any other Time of Sale Information (considered together with the Preliminary Prospectus), or an omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in any such document in reliance on and in conformity with written information delivered to Ford Credit or the Depositor by that Underwriter through the Representatives specifically for use in such document or (B) in an Underwriter Free Writing Prospectus prepared by that Underwriter that has not been previously approved by Ford Credit or the Depositor and is not Trust Information, or (ii) arise out of or are based on the breach by that Underwriter of the representations, warranties and agreements in Section 5(m) or (n), and will reimburse Ford Credit and the Depositor for any legal or other expenses reasonably incurred by them in investigating or defending any such claim, except that the indemnification provided by any Underwriter in clause (ii) above will in no event exceed the total underwriting discounts and commissions received by that Underwriter as stated on the cover of the Prospectus.

The indemnification in this subsection (b) will be in addition to any liability which each Underwriter may otherwise have and will extend, on the same terms and conditions, to the officers and directors of Ford Credit or the Depositor and each person, if any, who controls Ford Credit or the Depositor within the meaning of the Securities Act or the Exchange Act.

(c)            Proceedings. Promptly after receipt by an indemnified party under subsection (a) or (b) above of written notice of the start of any action, the indemnified party will, if the claim is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the action, and if the indemnified party does not so notify the indemnifying party within 30 days following receipt of any such notice by the indemnified party, the indemnifying party will have no further liability under subsection (a) or (b) above to the indemnified party unless the indemnifying party has received other notice addressed and delivered according to Section 12 of the action. However, the failure to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under that subsection. If any such action is brought against any indemnified party and it notifies the indemnifying party of the start of the action, the indemnifying party will be entitled to participate in the action and, may, jointly with any other indemnifying party, assume the defense of the action, with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of the action, the indemnifying party will not be liable to the indemnified party under subsection (a) or (b) above, as applicable, for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of the action other than reasonable expenses for investigation.

No indemnifying party will, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action for which any indemnified party is or could have been a party if indemnity could have been claimed under this Agreement by the indemnified party unless the settlement includes (i) an unconditional release of the indemnified party from all liability on any claims in the action and (ii) does not include a statement or an admission of fault, culpability or a failure to act by or on behalf of the indemnified party.

(d)            Contribution. If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above for any losses, claims, damages or liabilities referred to in subsection (a) or (b), as applicable, then each indemnifying party will contribute to the amount paid or payable by the indemnified party as a result of those losses, claims, damages or liabilities in the proportion appropriate to reflect the relative benefits received by Ford Credit and the Depositor, on the one hand, and that Underwriter, on the other, from the offering of the Offered Notes. If, however, the allocation provided by the prior sentence is not permitted by applicable law, then each indemnifying party will contribute to the amount paid or payable by the indemnified party in the proportion appropriate to reflect not only the relative benefits but also the relative fault of Ford Credit and the Depositor, on the one hand, and that Underwriter, on the other, in connection with the statements or omissions which resulted in the losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by Ford Credit and the Depositor, on the one hand, and that Underwriter, on the other, will be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Depositor in relation to the total underwriting discounts and commissions received by that Underwriter, in each case, as stated on the cover of the Prospectus. The relative fault will be determined by taking into consideration, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information delivered by Ford Credit, the Depositor and their affiliates, on the one hand, or by that Underwriter, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the untrue statement or omission, including, for that Underwriter, the extent to which the losses, claims, damages or liabilities result from the fact that that Underwriter sold the Offered Notes to a person to whom there was not sent or given, at or prior to the entry into the related Contract of Sale, a copy of the Preliminary Prospectus, the Time of Sale Information or the Prospectus, whichever is more recent, if the Depositor has previously delivered those documents to that Underwriter.

Ford Credit, the Depositor and the Underwriters, severally and not jointly, agree that it would not be just and equitable if contribution under this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to above in this subsection (d) will be deemed to include any legal or other expenses reasonably incurred by the indemnified party in connection with investigating or defending any action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter will be required to contribute any amount under this Agreement in excess of the underwriting discounts and commissions received by that Underwriter, as reduced by the amount of any damages which that Underwriter has otherwise been required to pay by reason of the untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of the fraudulent misrepresentation. The obligations of the Underwriters of the Offered Notes in this subsection (d) to contribute are several in proportion to their respective underwriting obligations for the Offered Notes as stated in the Terms Annex and not joint.

(e)            Limitation on Certain Liabilities. Notwithstanding anything else in this Agreement, the aggregate liability of any Underwriter to Ford Credit and the Depositor for any losses, claims, damages, liabilities, legal or other expenses or other amounts (collectively, "Amounts") arising out of or based on any breaches or alleged breaches by that Underwriter of its agreements in Section 5(m)(ii), without regard to whether the Amounts are payable by that Underwriter under Section 7(b) or as damages for breach of contract or otherwise, will in no event exceed the total underwriting discounts and commissions received by that Underwriter, in each case, as stated on the cover of the Prospectus.

8.              Survival of Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of Ford Credit and the Depositor or the officers of Ford Credit and the Depositor and of the Underwriters stated in or made under this Agreement will remain in full force and effect, regardless of any investigation or statement as to the results of any investigation, made by or on behalf of any Underwriter, Ford Credit, the Depositor or any of their respective representatives, officers or directors of any controlling person, and will survive delivery of and payment for the Offered Notes.

9.              Failure to Purchase Offered Notes; Other Agreements.

(a)            Liability of Ford Credit and Depositor. If the purchase of the Offered Notes is not completed because the circumstances described in Section 6(c) have occurred, then neither Ford Credit nor the Depositor will have any liability to the Underwriters with respect to the Offered Notes except as provided in Sections 4(h) and 7. However, if for any other reason (subject to subsection (b) below), the Offered Notes are not delivered to the Underwriters as provided in this Agreement, Ford Credit and the Depositor will be liable, jointly and severally, to reimburse the Underwriters, through the Representatives, for all out-of-pocket expenses, including legal fees and expenses reasonably incurred by the Underwriters in making preparations for the offering of the Offered Notes. In this case, neither Ford Credit nor the Depositor will then have any further liability to any Underwriter for the Offered Notes except as provided in Sections 4(h) and 7.

(b)            Default by Underwriters. If any Underwriter or Underwriters default on their obligations to purchase Offered Notes under this Agreement and the aggregate principal amount of Offered Notes that the defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed [10]% of the total principal amount of the Offered Notes, the Representatives may make arrangements satisfactory to the Depositor for the purchase of those Offered Notes by other persons, including the non-defaulting Underwriter or Underwriters. If no arrangements are made by the Closing Date, the non-defaulting Underwriter or Underwriters will purchase, in proportion to their commitments under this Agreement, the Offered Notes that the defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of Offered Notes related to the default or defaults exceeds [10]% of the total principal amount of the Offered Notes and arrangements satisfactory to the non-defaulting Underwriter or Underwriters and the Depositor for the purchase of those Offered Notes by other persons are not made within 36 hours after the default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or Underwriters or Ford Credit and the Depositor, except as provided in Sections 4(h) and 7. Nothing in this Agreement will relieve a defaulting Underwriter or Underwriters from liability for its default.

(c)            Recognition of the U.S. Special Resolution Regimes.

(i)            In the event that any Underwriter that is a Covered Entity (or, solely with respect to clause (B) below, a BHC Act Affiliate of such Underwriter) becomes subject to a proceeding under a U.S. Special Resolution Regime:

(A)	the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States; and

(A)	Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(ii)            The following terms have the meanings stated below for purposes of this Section 9(c):

"BHC Act Affiliate" has the meaning assigned to the term "affiliate" in, and will be interpreted in accordance with, 12 U.S.C. § 1841(k);

"Covered Entity" means any of the following: (i) a "covered entity" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a "covered bank" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a "covered FSI" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b);

"Default Right" has the meaning assigned to that term in, and will be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and

"U.S. Special Resolution Regime" means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

10.            No Fiduciary Duty. The Depositor and Ford Credit acknowledge that in connection with the offering of the Offered Notes: (a) the Underwriters have acted at arm's length, are not agents of, and owe no fiduciary duties to, the Depositor or Ford Credit, (b) the Underwriters owe the Depositor and Ford Credit only those duties and obligations stated in this Agreement, (c) the Underwriters may have interests that differ from those of the Depositor and Ford Credit and (d) the Underwriters have not provided any legal, regulatory, tax, accounting or insurance advice in any jurisdiction. Each of the Depositor and Ford Credit waives, to the extent permitted by applicable law, any claims it may have against the Underwriters related to an alleged breach of fiduciary duty in connection with the offering of the Offered Notes.

11.            Entire Agreement. This Agreement represents the entire agreement between the Depositor, Ford Credit and the Underwriters about the preparation of the Prospectus, and the conduct of the offering of the Offered Notes and the purchase and sale of the Offered Notes.

12.            Notices.

(a)            Delivery of Notices. All notices, requests, directions, consents, waivers or other communications to or from the parties must be in writing and will be considered received by the recipient:

(i)             for overnight mail, on delivery or, for registered first class mail, postage prepaid and properly addressed to the recipient, three days after deposit in the mail;

(ii)            for a fax, when receipt is confirmed by telephone, reply email or reply fax from the recipient;

(iii)           for an email, when receipt is confirmed by telephone or reply email from the recipient; and

(iv)           for an electronic posting to a password-protected website to which the recipient has access, on delivery of an email (without the requirement of confirmation of receipt) stating that the electronic posting has been made.

(b)           Notices to Depositor. Communications to the Depositor must be addressed to:

Ford Credit Auto Lease Two LLC
c/o Ford Motor Company
World Headquarters, Suite 802
One American Road
Dearborn, Michigan 48126
Attention: Ford Credit SPE Management Office
Telephone: (313) 594-3495
Email: FSPEMgt@ford.com

with a copy to:

Ford Motor Credit Company LLC
c/o Ford Motor Company
One American Road
Suite 1038
Dearborn, Michigan 48126
Attention: Office of General Counsel
Fax: (313) 337-9591
Email: notice@ford.com

(c)           Notices to Ford Credit. Communications to Ford Credit must be addressed to:

Ford Motor Credit Company LLC
c/o Ford Motor Company
One American Road
Suite 1038
Dearborn, Michigan 48126
Attention: Office of General Counsel
Fax: (313) 337-9591
Email: notice@ford.com

(d)            Notices to Representatives. Communications to the Representatives, in their capacity as Representatives of the Underwriters or in their individual capacities, must be addressed to the Representatives at their addresses stated in the Terms Annex.

13.            Benefit of Agreement. This Agreement is for the benefit of and will be binding on the Underwriters, the Depositor and Ford Credit and their permitted successors and assigns and the officers and directors and controlling persons referred to in Section 7. No other person will have any right or obligation under this Agreement.

14.            GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF NEW YORK.

15.            Submission to Jurisdiction. Each party submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York, New York for legal proceedings relating to this Agreement. Each party irrevocably waives, to the fullest extent permitted by law, any objection that it may now or in the future have to the venue of a proceeding brought in such a court and any claim that the proceeding was brought in an inconvenient forum.

16.            WAIVER OF JURY TRIAL. EACH PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN LEGAL PROCEEDINGS RELATING TO THIS AGREEMENT.

17.            Severability. If a part of this Agreement is held invalid, illegal or unenforceable, then it will be deemed severable from the remaining Agreement and will in no way affect the validity, legality or enforceability of the remaining Agreement.

18.            Headings. The headings in this Agreement are included for convenience only and will not affect the meaning or interpretation of this Agreement.

19.            Counterparts. This Agreement may be executed in multiple counterparts. Each counterpart will be an original and all counterparts will together be one document.

[Remainder of Page Left Blank]

EXECUTED BY:

FORD CREDIT AUTO LEASE TWO LLC

By:
Name:
Title:

FORD MOTOR CREDIT COMPANY LLC

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

[nAME OF UNDERWRITER]

By:
Name:
Title:

[NAME OF UNDERWRITER]

By:
Name:
Title:

[NAME OF UNDERWRITER]

By:
Name:
Title:

Each as an Underwriter and as a
Representative of the other Underwriters

[Signature Page to Underwriting Agreement]

TERMS ANNEX

FORD CREDIT AUTO LEASE TRUST 20___-__

______, 20__

Offered Notes

Class A-1 Notes

Class A-2[a] Notes

[Class A-2b Notes]

Class A-3 Notes

Class A-4 Notes

[Class B Notes]

[Class C Notes]

[Class D Notes]

[Retained Notes]

[Class B Notes]

[Class C Notes]

[Class D Notes]

Underwriters

[nAMES OF UNDERWRITERS]

Terms of the Offered Notes

Pricing Date:	______, 20__

Time of Sale:	____ a.m./p.m. ([EST/EDT]), ______, 20__

Closing Date:	_____, 20__

Expected Ratings as of the Closing Date

The ratings on each Class of Offered Notes from each "nationally recognized statistical rating organization" (each, a "Rating Agency") stated in the Time of Sale Information.

A-1

Pricing Information

Notes	Aggregate Principal Amount	Interest Rate	Purchase Price (as a % of the aggregate principal amount)	Underwriting Discount	Final Scheduled Payment Date
Class A-1 Notes	$	%	%	%
Class A-2[a] Notes	$	%	%	%
[Class A-2b Notes		$30-day average SOFR + __%	%	%	]
Class A-3 Notes	$	%	%	%
Class A-4 Notes	$	%	%	%
[Class B Notes	$	%	%	%	]
[Class C Notes	$	%	%	%	]
[Class D Notes	$	%	%	%	]

Underwriters and Allotments

Underwriters	Initial Principal Amount of Class A-1 Notes	Initial Principal Amount of Class A-2[a] Notes	[Initial Principal Amount of Class A-2b Notes]	Initial Principal Amount of Class A-3 Notes	Initial Principal Amount of Class A-4 Notes
	$	$		$	$

Total	$	$		$	$

Underwriters	[Initial Principal Amount of Class B Notes]	[Initial Principal Amount of Class C Notes]	[Initial Principal Amount of Class D Notes]

Total	$	$	$

A-1

Address for Notices to the Representatives

[Underwriter]
[address]

[Underwriter]
[address]

[Underwriter]
[address]

[Underwriter]
[address]

Time of Sale Information

Preliminary Prospectus:	Preliminary Prospectus, dated ______, 20__
Trust Free Writing Prospectus:	Ratings FWP, dated ______, 20__
[Trust Free Writing Prospectus:	Roadshow Presentation, dated ______, 20__]
Underwriter Free Writing Prospectus:	Bloomberg Pricing Screen, dated ______, 20__

Third-Party Due Diligence Report

Depositor obtained Third-Party Due Diligence Report:	Agreed-Upon Procedures letter of a nationally recognized accounting firm, dated ______, 20__

A-2